Exhibit 3.113

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SANCHEZ COMPUTER ASSOCIATES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 2004, AT 12:43 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTEENTH DAY OF APRIL, A.D. 2004, AT 10:30 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SUNDAY MERGER, LLC” TO “SUNDAY MERGER, LLC”, FILED THE FOURTEENTH DAY OF APRIL, A.D. 2004, AT 10:30 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 2004, AT 12:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2004.

CERTIFICATE OF MERGER, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 2004, AT 12:57 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
376559 8100H	AUTHENTICATION: 8063683
100668539	DATE: 06-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware The First State	PAGE 2

THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2004.

CERTIFICATE OF MERGER, FILED THE SEVENTEENTH DAY OF MARCH, A.D. 2006, AT 3:57 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2009, AT 1 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “SANCHEZ COMPUTER ASSOCIATES, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
3757096 8100H	AUTHENTICATION: 8063683
100668539	DATE: 06-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:44 PM 01/27/2004 FILED 12:43 PM 01/27/2004 SRV 040055161—3757096 FILE

CERTIFICATE OF FORMATION

OF

SUNDAY MERGER, LLC

This Certificate of Formation of Sunday Merger, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

FIRST: The name of the Company is: Sunday Merger, LLC.

SECOND: The address of the registered office of the Company in Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 and its registered agent at such address is The Corporation Trust Company.

THIRD: The Company shall be a single member limited liability company.

IN WITNESS WHEREOF, the undersigned, being the individual forming the Company, has executed, signed and acknowledged this Certificate of Formation this 27th day of January, 2004.

/s/ Samantha L. O’Donoghue
Samantha L. O’Donoghue
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 10:10 AM 04/14/2004 FILED 10:30 AM 04/14/2004 SRV 040271756—3757096 FILE

CERTIFICATE OF MERGER

OF

SANCHEZ COMPUTER ASSOCIATES, INC.,

a Pennsylvania corporation

WITH AND INTO

SUNDAY MERGER, LLC,

a Delaware limited liability company

April 14, 2004

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), Sunday Merger, LLC, a Delaware limited liability company (the “Company”), hereby certifies the following in connection with the merger (the “Merger”) of Sanchez Computer Associates, Inc., a Pennsylvania corporation (“Sanchez”) with and into the Company:

FIRST: The name and jurisdiction of formation or organization of each of the Company and Sanchez, which are the only business entities in the Merger (the “Constituent Entities”):

Name	Jurisdiction

Sanchez Computer Associates, Inc.	Pennsylvania

Sunday Merger, LLC	Delaware

SECOND: The Agreement and Plan of Merger and Reorganization, dated as of January 27, 2004 and restated as of March 4, 2004, by and among Fidelity National Financial, Inc., Fidelity Information Services, Inc., Sunday Merger Corp., the Company and Sanchez (the “Merger Agreement”) has been approved and executed by each of the Constituent Entities in accordance with the provisions of Section 18/209 of the DLLCA.

THIRD: The name of the surviving domestic limited liability company (the “Surviving Entity”) is Sunday Merger, LLC.

FOURTH: The merger shall be effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 18-209 of the DLLCA.

FIFTH: The Merger Agreement is on file at the place of business of the Surviving Entity located at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of the Surviving Entity or any person holding an interest in any other business entity which is a party to the Merger.

SEVENTH: The limited liability company operating agreement of Sunday Merger, LLC immediately prior to the merger shall be the limited liability company operating agreement of the Surviving Entity.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the date first written above and is being filed in accordance with Section 18-209 of the DLLCA by an authorized person of the surviving limited liability company in the merger.

SUNDAY MERGER, LLC

/s/ William P. Foley, II
William P. Foley, II
Chief Executive Officer

CERTIFICATE OF AMENDMENT

to the

CERTIFICATE OF FORMATION

of

SUNDAY MERGER, LLC

April 14, 2004

Pursuant to Section 18-202 of the Delaware Limited Liability Company Act (the “DLLCA”), Sunday Merger, LLC, a Delaware limited liability company (the “Company”), hereby certifies as follows:

FIRST:	The Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware on January 27, 2004.

SECOND:	Article FIRST of the Certificate of Formation shall be amended by deleting Article FIRST in its entirety and replacing it with the following:

“FIRST: The name of the Company is Sanchez Computer Associates, LLC.”

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

Stats of Delaware
Secretary of State
Division of Corporations
Delivered 10:10 AM 04/14/2004
FILED 10:30 AM 04/14/2004
SRV 040271772—3757096 FILE

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Certificate of Formation to the executed by the undersigned as of the date first written above.

SUNDAY MERGER, LLC

/s/ William P. Foley
William P. Foley, II
Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:30 PM 12/14/2004
FILED 12:30 PM 12/14/2004
SRV 040903089—3757096 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION INTO

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264 (c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Sanchez Computer Associates, LLC and the name of the corporation being merged into this surviving limited liability company is Greystone Software Technology Corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD: The name of the surviving limited liability company is Sanchez Computer Associates, LLC.

FOURTH: The merger is to become effective on December 31, 2004.

FIFTH: The Agreement of Merger is on file at 601 Riverside Avenue, Jacksonville, Florida 32204, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

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IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person this December 2, 2004.

By:	/s/ Michael L. Gravelle
Authorized Person
Name:	Michael L. Gravelle
Title:	Senior Vice President, General Counsel, and Secretary

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:57 PM 12/14/2004
FILED 12:57 PM 12/14/2004
SRV 040903454—3757096 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION INTO

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264 (c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Sanchez Computer Associates, LLC, a Delaware limited liability company, and the name of the corporation being merged into this surviving limited liability company is Greystone Technology Corporation, a Delaware corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD: The name of the surviving limited liability company is Sanchez Computer Associates, LLC.

FOURTH: The merger is to become effective on December 31, 2004.

FIFTH: The Agreement of Merger is on file at 601 Riverside Avenue, Jacksonville, Florida 32204, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

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IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person this December 2, 2004.

By:	/s/ Michael L. Gravelle
Authorized Person
Name:	Michael L. Gravelle
Title:	Senior Vice President,
General Counsel, and Secretary

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:57 PM 03/17/2006
FILED 03:57 PM 03/17/2006
SRV 060261420—3757096 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION INTO

DOMESTIC LIMITED LIABLITY COMPANY

Pursuant to Title 8, Section 264 ( c ) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Sanchez Computer Associates, LLC and the name of the corporation being merged into this surviving limited liability company is Sanchez Computer Associates International, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD: The name of the surviving limited liability company is Sanchez Computer Associates, LLC.

FOURTH: The merger is to become effective upon filing with the Secretary of State of the State of Delaware.

FIFTH: The Agreement of Merger is on file at 601 Riverside Avenue, Jacksonville, Florida 32204, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 16th day of March, 2006.

By:	/s/ Michael L.Gravelle
Authorized Person
Name:	Michael L.Gravelle
Title:	Senior Vice President General Counsel and Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:00 PM 03/04/2009
FILED 01:00 PM 03/04/2009
SRV 090236858—3757096 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

First: The name of the surviving limited liability company is Sanchez Computer Associates, LLC, and the name of the limited liability company being merged into the surviving limited liability company is Sanchez Advisors, LLC.

Second: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

Third: The name of the surviving limited liability company is Sanchez Computer Associates, LLC, a Delaware limited liability company.

Fourth: The merger is to become effective on the date of filing of this Certificate of Merger.

Fifth: The Agreement of Merger is on file at 601 Riverside Avenue, 12th Floor, Jacksonville, Florida 32204, the place of business of the surviving limited liability company.

Sixth: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, this 1st day of March, 2009.

SANCHEZ COMPUTER ASSOCIATES, LLC

/s/ Charles H. Keller
Charles H. Keller
Senior Vice President and Secretary